SECURITIES AND EXCHANGE COMMISSION
                Washington, D. C.  20549

                        FORM S-8
             REGISTRATION STATEMENT UNDER
       THE SECURITIES ACT OF 1933, AS AMENDED

           FAHNESTOCK VINER HOLDINGS INC.
  (Exact name of Issuer as Specified in its Charter)

Ontario, Canada                   98-0080034
(State or Other Jurisdiction of   (I.R.S. Employer
Incorporation or Organization)    Identification No.)

P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada  M4R 1K8
(Address, including zip code, of registrant's principal executive office)

FAHNESTOCK VINER HOLDINGS INC.
1996 EQUITY INCENTIVE PLAN
(Full title of the plan)

Elaine K. Roberts
Fahnestock Viner Holdings Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R 1K8
Telephone (416) 322-1515
(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be registered           Class A non-voting shares
Amount to be registered                        250,000
Proposed maximum offering price	per share (1)  $19.50
Proposed maximum aggregate offering price      $4,875,000
Amount of registration fee (1)                 $1,438.12

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933 on the basis of the last sale price of the Class A non-voting shares on May 18, 1998 on The New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement relates to additional shares of Class A non-voting shares (the "Class A Shares") of Fahnestock Viner Holdings Inc., an Ontario corporation (the "Company"), to be issued upon exercise of employee stock option agreements granted pursuant to the Company's 1996 Equity Incentive Plan, Amended and Restated as at January 7, 1997 together with Amendment No.
1 dated March 25, 1997 and Amendment No. 2 dated February 23,
1998 (the "Plan"). A registration statement describing the Company's Class A non-voting shares was filed with the Securities and Exchange Commission on February 27, 1997 (no. 333-22485), and in accordance with General Instruction E to Form S-8, is hereby incorporated by reference and made a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of May, 1998.

FAHNESTOCK VINER HOLDINGS INC.
(Registrant)

By: /s/ E. K. Roberts
      E. K. Roberts,
      President, Treasurer,
      Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elaine K. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature              Title                                     Date

/s/ A. G. Lowenthal    Chairman of the Board,                    May 26, 1998
A. G. Lowenthal        Chief Executive Officer,Director

/s/ E. K. Roberts      President, Treasurer,                     May 26, 1998
E. K. Roberts          Chief Financial Officer,Director

/s/A. W. Oughtred      Secretary, Director                       May 26, 1998
A. W. Oughtred

/s/J. L. Bitove        Director                                  May 26, 1998
J.L. Bitove

/s/R. Crystal          Director                                  May 26, 1998
R. Crystal

/s/K. W. McArthur      Director                                  May 26, 1998
K. W. McArthur

/s/B. Winberg          Director                                  May 26, 1998
B. Winberg

INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and are hereby incorporated herein by reference to the pertinent prior filing.

Exhibit                                    Sequentially
No.    Description of Exhibit              Numbered Page

4(a)   Articles of Incorporation, as       *
       amended, of Fahnestock Viner
       Holdings Inc. (previously filed
       as an exhibit to Form 20-F for
       fiscal years ended December 31,
       1986 and 1988).

4(b)   By-Laws, as amended (previously	    *
       filed as an exhibit to Form 20-F
       for the fiscal year ended
       December 31, 1987)

5      Opinion of Borden & Elliot
       regarding the legality of any
       original issuance of common
       stock being registered.

23(a)  Consent of Coopers & Lybrand

23(b)  Borden & Elliot
       (included in Exhibit 5)

24     Power of Attorney (included
       on the signature pages of
       the registration statement)